UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2019

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Officer

On March 12, 2019, Kenneth A. Lewis, Executive Vice President and Chief Financial Officer of Franklin Resources, Inc. (the “Company”), notified the Company of his retirement from his position as Executive Vice President and Chief Financial Officer of the Company effective as of May 6, 2019. He plans to serve in an advisory capacity through a period of transition.

Appointment of Officer

On March 13, 2019, Matthew Nicholls was appointed Executive Vice President and Chief Financial Officer of the Company, effective as of May 6, 2019. Mr. Nicholls, 46 years of age, has been employed by Citigroup, Inc. since 1995. Since 2017, he was the Managing Director, Global Head of Financial Institutions, Corporate/Finance Banking, and Global Head of Asset Management, Corporate and Investment Banking. From 2014 to 2017, he was Managing Director, Co-Head, Financial Institutions Corporate and Investment Banking, North America, and Global Head of Asset Management.

Mr. Nicholls initially will receive compensation including an annual base salary of $525,000, an annual bonus of $2.6 million, a restricted stock grant valued at $1.5 million, a long term performance award of $375,000, relocation expenses estimated at up to $179,200, and generally will be able to participate in the Company’s benefit plans.

On March 18, 2019, the Company issued the attached press release announcing the retirement of Mr. Lewis and the appointment of Mr. Nicholls.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The exhibit listed on the Exhibit Index is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 18, 2019 issued by Franklin Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	March 18, 2019	/s/ Maria Gray
		Name:	Maria Gray
		Title:	Vice President and Secretary

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